Exhibit 8.1

SUBSIDIARIES OF GROWN ROGUE INTERNATIONAL INC. PRIOR TO THE TRANSACTION

100% owned subsidiaries incorporated in the Province of Ontario
Novicius Acquisition Corp. (incorporated March 26, 2018)	DoubleTap Daily Inc. (incorporated February 29, 2016)	ICE Studio Productions Inc. (incorporated June 16, 2016)

SUBSIDIARIES OF GROWN ROGUE INTERNATIONAL INC. FOLLOWING THE TRANSACTION

Grown Rogue International Inc.
100% owned subsidiaries incorporated in the Province of Ontario			100% owned subsidiary Organized in Oregon
Grown Rogue Canada Corp. (incorporated November 15, 2018)	DoubleTap Daily Inc. (incorporated February 29, 2016)	ICE Studio Productions Inc. (incorporated June 16, 2016)	Grown Rogue Unlimited, LLC (organized in Oregon October 31, 2016)

Grown Rogue Unlimited, LLC
100% owned subsidiaries of Grown Rogue Unlimited, LLC organized in Oregon*
Grown Rogue Gardens, LLC (organized November 1, 2016)	Grown Rogue Distribution, LLC (organized November 1, 2016)	GRU Properties, LLC (organized November 1, 2016)	GRIP, LLC (organized October 31, 2016)	Grown Rogue Meds, LLC (organized October 31, 2016)

*	Grown Rogue Unlimited, LLC also owns (i) a 60% interest in Idalia, LLC, an Oregon limited liability company that was organized June 20, 2018; and (ii) a 60% interest in GRD Cali, LLC, a California limited liability company that was organized August 15, 2018.